UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2005 (August 8, 2005)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 8, 2005, Momenta Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the consulting agreement dated July 23, 2001, as amended by the June 23, 2003 and July 2, 2004 letter agreements (collectively, the “Consulting Agreement”), by and between the Company and Dr. Robert S. Langer, Jr., a current member of the Company’s Board of Directors.  The Amendment extends the term of the Consulting Agreement for a one-year period, effective from July 23, 2005 through and including July 22, 2006 (the “Renewal Period”).  Pursuant to the terms of the Amendment, Dr. Langer has agreed (i) to provide certain technical and strategic consulting services in connection with various Company programs, and (ii) not perform certain competing consulting services without the consent of the Company’s chief executive officer during the Renewal Period and for one year thereafter.  As compensation under the Amendment, Dr. Langer will receive an aggregate of $100,000 payable in four equal quarterly installments.  The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, a complete copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated August 8, 2005, by and between Momenta Pharmaceuticals, Inc. and Dr. Robert S. Langer, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)

Date: August 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 8, 2005, by and between Momenta Pharmaceuticals, Inc. and Dr. Robert S. Langer, Jr.